                                                                      Exhibit 12

                         AMERICAN RETIREMENT CORPORATION

     STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of earnings to fixed charges of the Predecessor Entities, the Predecessor, and the Company. The ratios as of and for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1995 are derived from the combined financial statements of the Predecessor Entities. The ratios as of and for the nine months ended December 31, 1995 and as of and for the year ended December 31, 1996 are derived from the consolidated financial statements of the Predecessor. The ratios as of and for the three months ended March 31, 1997, as of and for the year ended December 31, 1997, and as of and for the three months ended March 31, 1998 are derived from the consolidated financial statements of the Company and include the operations of the Predecessor for the period January 1, 1997 through May 28, 1997 and the Company for the period May 29, 1997 through March 31, 1998.

                                                      Combined                                 Consolidated
                                            ------------------------------   ----------------------------------------------------
                                                Predecessor Entities             Predecessor                    Company
                                            ------------------------------   ------------------------  --------------------------
                                            Years Ended                                          Years Ended   Three Months Ended
                                            December 31,     Three Months    Nine Months Ended  December 31,         March 31,
                                            ------------    Ended March 31,    December 31,     -------------  ------------------
                                            1993   1994          1995             1995          1996    1997      1997     1998
                                            ----   ----     ---------------  -----------------  ----    ----   ---------  -------
                                                                     (in thousands, except ratios)
   Net income (loss) ..................... $ 714   $ 162       $(1,268)          $3,296        $3,198  $(4,800)   $  975  $ 1,517
       Income tax expense (benefit) ......    --      --            20               55          (920)   4,340         0        0

       Interest expense .................. 3,569   5,354         2,370            7,930        12,160   14,863     3,257    3,578
       Portion of rent expense that is
        representative of interest factor     --      --            --               --            --    3,405       528    1,685
       Amortization of capitalized
        financing costs ..................   262     326           124              499           686      328        34      220
       Extraordinary item ................    --      --            --               --         2,335    6,334         0        0
                                           -----   -----       -------           ------        ------  -------    ------  -------
   Earnings .............................. 4,545   5,842         1,246           11,780        17,459   24,470     4,794    7,000
                                           =====   =====       =======           ======        ======  =======    ======  =======

   Interest expense ...................... 3,569   5,354         2,370            7,930        12,160   14,863     3,257    3,578
   Capitalized interest ..................    --      --            --               --            --      554         0      452
   Amortization of capitalized
     financing costs .....................   262     326           124              499           686      328        34      220
   Portion of rent expense that is
     representative of interest factor ...    --      --            --               --           --     3,405       528    1,685
                                           -----   -----       -------           ------        ------  -------    ------  -------
   Fixed charges ......................... 3,831   5,680         2,494            8,429        12,846   19,150     3,819    5,935
                                           =====   =====       =======           ======        ======  =======    ======  =======

   Ratio of earnings to fixed charges.....   1.2     1.0           0.5              1.4           1.4      1.3       1.3      1.2
                                           =====   =====       =======           ======        ======  =======    ======  =======
   Earnings inadequate to cover fixed
      charges                                 --      --         1,248               --            --       --        --       --
                                           =====   =====       =======           ======        ======  =======    ======  =======
